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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1999, except for the second paragraph of Note 12 for which the date is May 11, 1999, the third and fourth paragraphs for which the date is April 1, 1999 and the fifth, sixth and seventh paragraphs for which the dates are May 4, May 6 and May 7, 1999, respectively, relating to the financial statements which appear in the Network Access Solutions Corporation Registration Statement on Form S-1 (No. 333-74679).


/s/ PricewaterhouseCoopers LLP


McLean, Virginia
August 17, 1999